                                                               EX-99. (d)(2)(ii)

                                   APPENDIX A

                       PEREGRINE CAPITAL MANAGEMENT, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT
                           WELLS FARGO VARIABLE TRUST

                              Variable Trust Funds

                          VT Large Company Growth Fund

Most recent annual approval by the Board of Trustees: March 30, 2007

Appendix A amended:  February 8, 2006

                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

     This fee agreement is made as of the 1st day of March, 2001, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser") and

     WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets:

Variable Trust Fund               Breakpoints   Sub-Advisory Rate
-------------------------------   -----------   -----------------
VT Large Company Growth Fund/1/   First 25M     0.56%
                                  Next 25M      0.45%
                                  Next 225M     0.375%
                                  Over 275M     0.225%

----------
/1/ On May 9, 2007 the Board of Trustees approved the following sub-advisory rate changes to the VT Large Company Growth Fund, effective June 1, 2007:
     First 25M 0.55%, Next 25M 0.45%, Next 100M 0.40%, Next 125M 0.35%, Over
     275M 0.225%

     The foregoing fee schedule is agreed to as of May 9, 2007 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            Andrew Owen
                                            Executive Vice President


                                        PEREGRINE CAPITAL MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                            Robert B. Mersky
                                            President